UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported) October 31, 2008

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26323 (Commission File Number)	51-0402415 (IRS Employer Identification No.)

227 West Monroe Suite 3900 Chicago, IL 60606
(Address of principal executive offices)

(312) 701-0793
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 31, 2008, the Company and Richard P. Kiphart, Chairman of the Board of the Company, entered into an Amended and Restated Note Issuance Agreement (“Note Agreement”) with Lime Energy, Inc. (NASDAQ:LIME) (“Lime”), a developer, manufacturer and integrator of energy saving technologies. The Note Agreement amends and restates the Note Issuance Agreement dated August 14, 2008, among the Company, Lime and Mr. Kiphart. Lime also entered into the Third Amended and Restated Revolving Line of Credit Note (“Note”) with the Company which increased the Company’s commitment under its Note to $4,500,000 from $1,500,000. Mr. Kiphart’s commitment under his Amended and Restated Revolving Line of Credit Note issued by Lime remains at $14,500,000, resulting in a total commitment of $19,000,000 by the Company and Mr. Kiphart. The amendments also modified the provision that permits the Company to convert its Note if not repaid on or before the maturity date (March 31, 2009) to reduce the conversion price from $7.93 per share to a price equal to the volume weighted average price of the Company’s common stock for the five-day period prior to the first advance under the amended Note. The Company requested the first advance under the amended Note on October 31, 2008 and the conversion price was determined to be $4.76 per share.

The Company and Mr. Kiphart will fund the line of credit and receive principal and interest payments on a pro-rata basis. The Lime Notes mature on March 31, 2009, and continue to bear interest at 17% per annum payable quarterly, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance of the Notes. The Notes also provides for payment quarterly of an unused funds fee of 4% per annum, as well as a fee payable upon termination of the facility prior to its scheduled maturity. Lime may borrow any amount during the term of the Notes, so long as it is not in default at the time of the advance.

Mr. Kiphart is also the Chairman of the Board of Lime and its largest individual investor. Mr. David Valentine, one of the Company’s directors, is also a director of Lime.

The description of the Amended and Restated Revolving Line of Credit Notes is not intended to be complete and is qualified in its entirety by the complete text of the Amended and Restated Revolving Credit Note issued to the Company, the Amended and Restated Note Issuance Agreement, and the Amendment No. 1 to Security Agreement and the Security Agreement, which are attached as exhibits 10.31 and 10.32, respectively, to this report and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports that we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements relating to, among other matter, the Lime transaction and our future performance, our business and future events. All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements of the plans and objectives of management for future operations, any projections of revenue, earnings or other financial items, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “should,” “may,” “will,” “assume,” “continue,” or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Item 1. Business,” and all subsections therein, including, without limitation, the subsection “Factors That May Affect the Company,” and Item 5. “Market for Registrant’s Common Stock and Related Stockholder Matters,” all contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amended and Restated Revolving Line of Credit Note - $4,500,000

10.2	Amended and Restated Note Issuance Agreement

10.3	Amendment No. 1 to Security Agreement and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC.
(Registrant)
Date: November 3, 2008

By:  /s/ Christopher W. Capps

Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Third Amended and Restated Revolving Line of Credit Note - $4,500,000

10.2	Amended and Restated Note Issuance Agreement

10.3	Amendment No. 1 to Security Agreement and Security Agreement